THESE WARRANTS AND THE COMMON STOCK ISSUABLE UPON THE
EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES
LAW. THESE WARRANTS AND THE COMMON STOCK ISSUABLE UPON THE
EXERCISE HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED
OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT
IN EFFECT UNDER SUCH ACT AND SUCH LAWS WITH RESPECT TO
THESE WARRANTS AND THE COMMON STOCK ISSUABLE UPON THE
EXERCISE HEREOF, OR AN OPINION OF COUNSEL SATISFACTORY TO
THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT	11,454
CERTIFICATE NO. BP-079	COMMON STOCK WARRANTS

              USA TECHNOLOGIES, INC.

              COMMON STOCK WARRANTS

(These Warrants will be void if not exercised
by the Termination Date specified below.)

1. Warrants. Subject to the terms and conditions
hereof, this certifies that WILLIAM BLAIR & COMPANY, LLC,
or any subsequent holder hereof, is the owner of Eleven
Thousand Four Hundred Fifty-Four (11,454) warrants (the
"Warrants") of USA Technologies, Inc., a Pennsylvania
corporation (the "Company"). Each Warrant entitles the
holder hereof to purchase from the Company at any time
prior to 5:00 p.m. on December 31, 2011(the "Termination
Date"), one fully paid and non-assessable share of the
Company's Common Stock, without par value (the "Common
Stock"), subject to adjustment as provided in Section 7
hereof.

2. Warrant Price. The Warrants shall be
exercised by delivery to the Company (prior to the
Termination Date) of the Warrant price for each share of
Common Stock being purchased hereunder (the "Warrant
Price"), this Certificate, and the completed Election To
Purchase Form which is attached hereto. The Warrant Price
shall be $6.60 per share of Common Stock. The Warrant
Price shall be subject to adjustment as provided in Section
7 hereof. The Warrant Price is payable either in cash or
by certified check or bank draft payable to the order of
the Company.

3. Exercise. Upon the surrender of this
Certificate and payment of the Warrant Price as aforesaid,
the Company shall issue and cause to be delivered with all
reasonable dispatch to or upon the written order of the
registered holder of this Warrant and in such name or names
as the registered holder may designate, a certificate or
certificates for the number of full shares of Common Stock
so purchased upon the exercise of any Warrant. Such
certificate or certificates shall be deemed to have been
issued and any person so designated to be named therein
shall be deemed to have become a holder of record of such
Common Stock on and as of the date of the delivery to the
Company of this Certificate and payment of the Warrant
Price as aforesaid. If, however, at the date of surrender
of this Certificate and payment of such Warrant Price, the
transfer books for the Common Stock purchasable upon the
exercise of any Warrant shall be closed, the certificates
for the Common Stock in respect to which any such Warrant
are then exercised shall be issued and the owner of such
Common Stock shall become a record owner of such Common
Stock on and as of the next date on which such books shall
be opened, and until such date the Company shall be under
no duty to deliver any certificate for such Common Stock.

4. Partial Exercise. The rights of purchase
represented by the Warrants shall be exercisable, at the
election of the registered holder hereof, either as an
entirety, or from time to time for any part of the Common
Stock specified herein and, in the event that the Warrants
are exercised with respect to less than all of the Common
Stock specified herein at any time prior to the Termination
Date, a new Certificate will be issued to such registered
holder for the remaining number of Warrants not so
exercised.

5. Termination Date. All of the Warrants must be
exercised in accordance with the terms hereof prior to the
Termination Date. At and after the Termination Date any
and all unexercised rights hereunder shall become null and
void and all such unexercised Warrants shall without any
action on behalf of the Company become null and void.

6. Lost, Mutilated Certificate. In case this
Common Stock Warrant Certificate shall become mutilated,
lost, stolen or destroyed, the Company shall issue in
exchange and substitution for and upon cancellation of the
mutilated certificate, or in lieu of and in substitution

for the Certificate lost, stolen, or destroyed, a new
Certificate of like tenor and representing an equivalent
right or interest, but only upon receipt of evidence
satisfactory to the Company of such loss, theft or
destruction of such certificate and indemnity, if
requested, also satisfactory to the Company.

7. Adjustments. Subject and pursuant to the
provisions of this Section 7, the Warrant Price and number
of shares of Common Stock subject to the Warrants shall be
subject to adjustment from time to time only as set forth
hereinafter:

a. In case the Company shall declare a
Common Stock dividend on the Common Stock, then the Warrant
Price shall be proportionately decreased as of the close of
business on the date of record of said Common Stock
dividend in proportion to such increase of outstanding
shares of Common Stock.

b. If the Company shall at any time
subdivide its outstanding Common Stock by recapitalization,
reclassification or split-up thereof, the Warrant Price
immediately prior to such subdivision shall be
proportionately decreased, and, if the Company shall at any
time combine the outstanding shares of Common Stock by
recapitalization, reclassification, or combination thereof,
the Warrant Price immediately prior to such combination
shall be proportionately increased. Any such adjustment to
the Warrant Price shall become effective at the close of
business on the record date for such subdivision or
combination. The Warrant Price shall be proportionately
increased or decreased, as the case may be, in proportion
to such increase or decrease, as the case may be, of
outstanding shares of Common Stock.

c. Upon any adjustment of the Warrant Price
as hereinabove provided, the number of shares of Common
Stock issuable upon exercise of the Warrants remaining
unexercised immediately prior to any such adjustment, shall
be changed to the number of shares determined by dividing
(i) the appropriate Warrant Price payable for the purchase
of all shares of Common Stock issuable upon exercise of all
of the Warrants remaining unexercised immediately prior to
such adjustment by (ii) the Warrant Price per share of
Common Stock in effect immediately after such adjustment.
Pursuant to this formula, the total sum payable to the

Company upon the exercise of the Warrants remaining
unexercised immediately prior to such adjustment shall
remain constant.

d. (i) If any capital reorganization or
reclassification of the capital stock of the Company, or
consolidation or merger of the Company with another
corporation, person, or entity, or the sale of all or
substantially all of its assets to another corporation,
person, or entity, shall be effected in such a way that
holders of Common Stock shall be entitled to receive stock,
securities, cash, property, or assets with respect to or in
exchange for Common Stock, and provided no election is made
by the Company pursuant to subsection (ii) hereof, then, as
a condition of such reorganization, reclassification,
consolidation, merger or sale, the Company or such
successor or purchasing corporation, person, or entity, as
the case may be, shall agree that the registered holder of
the Warrants shall have the right thereafter and until the
Termination Date to exercise such Warrants for the kind and
amount of stock, securities, cash, property, or assets
receivable upon such reorganization, reclassification,
consolidation, merger, or sale by a holder of the number of
shares of Common Stock for the purchase of which such
Warrants might have been exercised immediately prior to
such reorganization, reclassification, consolidation,
merger or sale, subject to such subsequent adjustments
which shall be equivalent or nearly equivalent as may be
practicable to the adjustments provided for in this Section
7.

(ii) Notwithstanding subsection (i)
hereof and in lieu thereof, the Company may elect by
written notice to the registered holder hereof, to require
such registered holder to exercise all of the Warrants
remaining unexercised prior to any such reorganization,
reclassification, consolidation, merger or sale. If the
holder of this Warrant shall not exercise all or any part
of the Warrants remaining unexercised prior to such event,
such unexercised Warrants shall automatically become null
and void upon the occurrence of any such event, and of no
further force and effect. The Common Stock issued pursuant
to any such exercise shall be deemed to be issued and
outstanding immediately prior to any such event, and shall
be entitled to be treated as any other issued and
outstanding share of Common Stock in connection with such
event. If an election is not made by the Company pursuant

to this subsection (ii) in connection with any such event,
then the provisions of subsection (i) hereof shall apply to
such event.

e. Whenever the Warrant Price and number
of shares of Common Stock subject to this Warrant is
adjusted as herein provided, the Company shall promptly
mail to the registered holder of this Warrant a statement
signed by an officer of the Company setting forth the
adjusted Warrant Price and the number of shares of Common
Stock subject to this Warrant, determined as so provided.

f. This form of Certificate need not be
changed because of any adjustment which is required
pursuant to this Section 7. However, the Company may at
any time in its sole discretion (which shall be conclusive)
make any change in the form of this Certificate that the
Company may deem appropriate and that does not affect the
substance hereof; and any Certificate thereafter issued,
whether in exchange or substitution for this Certificate or
otherwise, may be in the form as so changed.

8. Reservation. There has been reserved, and the
Company shall at all times keep reserved out of the
authorized and unissued shares of Common Stock, a number of
shares of Common Stock sufficient to provide for the
exercise of the right of purchase represented by the
Warrants. The Company agrees that all shares of Common
Stock issued upon exercise of the Warrants shall be, at the
time of delivery of the Certificates for such Common Stock,
validly issued and outstanding, fully paid and non-
assessable.

9. Fractional Shares. The Company shall not
issue any fractional shares of Common Stock pursuant to any
exercise of any Warrant and shall pay cash to the holder of
any Warrant in lieu of any such fractional shares.

10. No Right. The holder of any Warrants shall
not be entitled to any of the rights of a shareholder of
the Company prior to the date of issuance of the Common
Stock by the Company pursuant to an exercise of any
Warrant.

11. Securities Laws. As a condition to the
issuance of any Common Stock pursuant to the Warrants, the
holder of such Common Stock shall execute and deliver such

representations, warranties, and covenants, that may be
required by applicable federal and state securities law, or
that the Company determines is reasonably necessary in
connection with the issuance of such Common Stock. In
addition, the certificates representing the Common Stock
shall contain such legends, or restrictive legends, or stop
transfer instructions, as shall be required by applicable
Federal or state securities laws, or as shall be reasonably
required by the Company or its transfer agent.

12. Transferability. Subject to compliance with
applicable securities laws, the Warrants represented by
this Certificate and this Certificate shall inure to the
benefit of and be exercisable by any holder’s heirs,
personal representatives, successors and assigns, and shall
be fully assignable and transferable by any holder at any
time and from time to time, including by will, intestacy or
otherwise. Any such assignee or transferee shall be
entitled to all the benefits hereof and shall be the holder
hereof.

13. Applicable Law. The Warrants and this
Certificate shall be deemed to be a contract made under the
laws of the Commonwealth of Pennsylvania and for all
purposes shall be construed in accordance with the laws
thereof regardless of its choice of law rules.

IN WITNESS WHEREOF, USA TECHNOLOGIES, INC., has
executed and delivered this Warrant Certificate as of the
date written below.

USA TECHNOLOGIES, INC.

By: /s/ George R. Jensen, Jr.
George R. Jensen, Jr.,
Chief Executive Officer

Attest: /s/ Stephen P. Herbert
Stephen P. Herbert,
Secretary

Dated: January 4, 2007

USA TECHNOLOGIES, INC.

100 Deerfield Lane, Suite 140 Malvern, PA 19355 Attn: George R. Jensen, Jr., Chief Executive Officer

ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to

exercise the right of purchase represented by the attached Warrant Certificate No. of the Company. The undersigned desires to purchase shares of Common Stock provided for therein and tenders herewith full payment of the Warrant Price for the shares of Common Stock being purchased, all in accordance with the Certificate. The undersigned requests that a Certificate representing such shares of Common Stock shall be issued to and registered in the name of, and delivered to, the undersigned at the address set forth in the attached certificate. If said number of shares of Common Stock shall not be all the shares purchasable under the Certificate, then a new Common Stock Warrant Certificate for the balance remaining of the shares of Common Stock purchasable shall be issued to and registered in the name of, and delivered to, the undersigned at the address set forth in the attached certificate.

Dated:___________, 200_                                          Signature: __________________